CONSENT OF COUNSEL

    We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 475 to the Registration Statement on Form N-1A of Professionally Managed Portfolios as filed with the Securities and Exchange Commission on or about October 31, 2012.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
October 30, 2012